EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

China Shen Zhou Ming & Resources, Inc and Subsidiaries:

We consent to the incorporation by reference in the registration statement (No. 333-171243) of China Shen Zhou Mining and Resources, Inc., on Form S-3, of our report dated March 26, 2012, appearing in this Annual Report on Form 10-K of China Shen Zhou Mining and Resources, Inc., for the year ended December 31, 2011. We also consent to the reference to our firm under the heading “Experts” in the registration statement.

/s/ Sherb & Co., LLP

Sherb & Co., LLP

New York, NY

March 26, 2012